Exhibit 99.1

[Huron Consulting Group Logo]
News

FOR IMMEDIATE RELEASE
February 22, 2007

Huron Consulting Group Reports
Fourth Quarter and Full Year 2006 Financial Results

•	Revenues of $83.4 million for Q4 2006 increased 50.0% from $55.6 million in Q4 2005.
•	Full year 2006 revenues of $288.6 million increased 39.3% from full year 2005 revenues of $207.2 million.
•	Diluted earnings per share for Q4 2006 was $0.46 compared to $0.27 in Q4 2005.
•	Diluted earnings per share for the full year 2006 was $1.54 compared to $1.05 for the full year 2005.
•	Revenue-generating professional headcount increased 33.2% to 842 at the end of 2006 compared to 632 at the end of 2005.

CHICAGO - February 22, 2007 - Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of financial and operational consulting services, today announced financial results for the fourth quarter and full year ended December 31, 2006.

“We are pleased by Huron’s strong growth this year and we continue to see increased demand across our service offerings. Our disputes and investigations work remained a driving force in our solid results during each quarter of 2006. Once again, we were able to attract and retain top talent focused on superior client service. We were particularly excited about the early success in cross-selling new product offerings from our acquisitions in the legal channel, which proved to be of interest to our general counsel and law firm clients during the fourth quarter of 2006,” said Gary E. Holdren, chairman and chief executive officer, Huron Consulting Group.

“We remain very optimistic and excited about the marketplace demand entering the new year. We are looking forward to the contribution of the talented professionals who recently joined us through the January acquisitions of Wellspring Partners LTD and Glass & Associates, Inc. They are a good fit for our business. Huron is well-positioned for 2007 and longer-term growth,” added Holdren.

Fourth Quarter 2006 Results
Revenues of $83.4 million for the fourth quarter of 2006 increased 50.0% from $55.6 million for the fourth quarter of 2005. The Company’s fourth quarter 2006 operating income increased 80.4% to $14.4 million compared to $8.0 million in the fourth quarter of 2005. Net income was $8.0 million, or $0.46 per diluted share, for the fourth quarter of 2006 compared to $4.5 million, or $0.27 per diluted share, for the comparable quarter last year.

Fourth quarter 2006 earnings before interest, taxes, depreciation and amortization (“EBITDA”) (4) increased 82.7% to $17.6 million, or 21.1% of revenues, compared to $9.7 million, or 17.4% of revenues, in the comparable quarter last year. Adjusted EBITDA (4), which excludes costs associated with a secondary offering of the Company’s common stock and share-based compensation expense, increased 73.2% to $20.2 million in the fourth quarter of 2006, or 24.3% of revenues, compared to $11.7 million, or 21.0% of revenues, in the comparable quarter last year.

Headcount of revenue-generating professionals increased 33.2% to 842 at December 31, 2006 compared to 632 at December 31, 2005. Billable consultant utilization rate was 77.9% during the fourth quarter of 2006 compared with 77.4% during the same period last year. Average billing rate per hour increased 4.8% to $261 for the fourth quarter of 2006 from $249 for the fourth quarter of 2005.

Fourth Quarter 2006 Segment Performance
Huron continues to demonstrate the success of its broad portfolio of service offerings with solid revenue growth based upon strong market demand.

Revenues for the Financial Consulting segment were $37.3 million for the fourth quarter of 2006, increasing 22.3% from $30.5 million in the fourth quarter of 2005. Segment operating income increased 63.4% to $17.7 million from $10.8 million in the same quarter a year ago. As of the end of the quarter, the Financial Consulting segment had 344 revenue-generating professionals, up 12.4% from a year ago. Billable consultant utilization rate for the quarter was 83.2% compared to 81.4% a year ago. Average billing rate per hour for the segment was $282 for the fourth quarter of 2006, compared to $270 the same period a year ago.

Revenues for the Operational Consulting segment were $46.2 million for the fourth quarter of 2006, increasing 83.6% from $25.2 million in the fourth quarter of 2005. Segment operating income increased 58.8% to $14.6 million from $9.2 million during the same period a year ago. As of the end of the quarter, the Operational Consulting segment had 498 revenue-generating professionals, up 52.8% from a year ago. Billable consultant utilization rate for the quarter was 73.9% compared to 73.8% in the fourth quarter of 2005. Average billing rate per hour for the segment was $242 for the fourth quarter of 2006 compared to $226 in the same period a year ago.

Full Year 2006 Results
Revenues of $288.6 million for the full year ended December 31, 2006 increased 39.3% from $207.2 for the full year ended December 31, 2005. The Company's operating income increased 50.4% to $47.5 million for the full year ended December 31, 2006 compared to $31.6 million for the same period last year. Net income was $26.7 million, or $1.54 per diluted share, for the full year ended December 31, 2006 compared to $17.8 million, or $1.05 per diluted share, for the comparable period last year.

Year-to-date 2006 earnings before interest, taxes, depreciation and amortization (“EBITDA”) (4) increased 54.3% to $58.9 million, or 20.4% of revenues, compared to $38.2 million, or 18.4% of revenues, in the comparable period last year. Adjusted EBITDA (4), which excludes costs associated with a secondary offering of the Company’s common stock and share-based compensation expense, increased 52.0% to $69.3 million for the full year 2006, or 24.0% of revenues, compared to $45.6 million, or 22.0% of revenues, in the same period last year.

Huron’s billable consultant utilization rate was 77.8% during the full year 2006 up from 76.5% during the same period last year. Average billing rate per hour increased 4.4% to $260 for the full year 2006 up from $249 in the same period of 2005.

Full Year 2006 Segment Performance
Revenues for the Financial Consulting segment were $138.5 million for the full year ended December 31, 2006, increasing 17.2% from $118.2 million last year. Segment operating income increased 24.3% to $58.0 million from $46.7 million a year ago. Billable consultant utilization for the full year 2006 was 80.5% compared to 79.9% a year ago. Average billing rate per hour for the segment was $282 for the full year 2006, compared to $275 in the same period a year ago.

Revenues for the Operational Consulting segment were $150.0 million for the full year ended December 31, 2006, increasing 68.5% from $89.0 million last year. Segment operating income increased 64.1% to $52.0 million from $31.7 million a year ago. Billable consultant utilization rate for the full year 2006 was 75.6% up from 73.1% for the full year 2005. Average billing rate per hour for the segment increased 8.1% to $240 for the full year 2006 from $222 in 2005.

Acquisitions of Wellspring Partners LTD and Glass & Associates, Inc.
In January 2007, Huron acquired Wellspring Partners LTD, a leading management consulting firm specializing in integrated performance improvement services for hospitals and health systems, and Glass & Associates, Inc., a leading turnaround and restructuring firm.

New Operating Segments for 2007
In response to Huron’s continued growth and acquisitions of complementary businesses, the Company has reorganized its practice areas and service lines to better meet market demand and serve clients. Under the new organizational structure, Huron will have four operating segments as follows: Legal Financial Consulting; Legal Operational Consulting; Health and Education Consulting; and Corporate Consulting. Effective January 1, 2007, the Company will begin reporting financial results under the new operating segments.

Outlook for 2007
Based on currently available information, the Company expects Q1 2007 revenues before reimbursable expenses in a range of $111 million to $115 million, EBITDA in a range of $23 million to $25 million, operating income in a range of $16 million to $18 million, and between $0.49 and $0.53 in diluted earnings per share.

The Company anticipates full year 2007 revenues before reimbursable expenses in a range of $470 million to $485 million, EBITDA in a range of $97 million to $102 million, operating income in a range of $73 million to $78 million, and between $2.10 and $2.25 in diluted earnings per share.

Share-based compensation expense of approximately $4 million and $19 million is included in the Q1 2007 and full year 2007 estimates, respectively. Weighted average diluted share counts for 2007 are estimated to be 17.8 million for Q1 2007 and 18.1 million for full year 2007.

Fourth Quarter and Full Year 2006 Webcast
The Company will host a webcast to discuss its financial results today at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). The webcast may be accessed at www.huronconsultinggroup.com. A rebroadcast will be available approximately two hours after the end of the webcast and for 90 days thereafter.

About Huron Consulting Group
Huron Consulting Group helps clients effectively address complex challenges that arise in litigation, disputes, investigations, regulatory compliance, procurement, financial distress, and other sources of significant conflict or change. The Company also helps clients deliver superior customer and capital market performance through integrated strategic, operational, and organizational change. Huron provides services to a wide variety of both financially sound and distressed organizations, including Fortune 500 companies, medium-sized businesses, leading academic institutions, healthcare organizations, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Statements in this press release, which are not historical in nature and concern Huron Consulting Group’s current expectations about the company’s reported results for 2006 and future results in 2007 are "forward-looking" statements as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or “continue.” These forward-looking statements reflect our current expectation about our future results, performance or achievements, including without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization and billing rates, number of billable consultants, and number of other revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions do not change from current expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Therefore you should not place undue reliance on these forward-looking statements. Please see “Risk Factors” in our Form 10-K and in other documents we file with the Securities and Exchange Commission for a complete description of the material risks we face.

Media Contact:
Jennifer Frost Hennagir
312-880-3260
jfrost-hennagir@huronconsultinggroup.com

Investor Contact:
Gary L. Burge, Chief Financial Officer
312-583-8722
garyburge@huronconsultinggroup.com
###

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2006	2005	2006	2005
Revenues and reimbursable expenses:
Revenues	$83,438	$55,627	$288,588	$207,213
Reimbursable expenses	13,279	4,848	33,330	18,749
Total revenues and reimbursable expenses	96,717	60,475	321,918	225,962
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	47,170	32,474	163,569	117,768
Intangible assets amortization	24	247	2,207	1,314
Reimbursable expenses	13,266	4,917	33,506	18,982
Total direct costs and reimbursable expenses	60,460	37,638	199,282	138,064
Operating expenses:
Selling, general and administrative	18,648	13,432	65,926	51,035
Depreciation and amortization	3,203	1,421	9,201	5,282
Total operating expenses	21,851	14,853	75,127	56,317
Operating income	14,406	7,984	47,509	31,581
Other income (expense):
Interest income (expense), net	(338)	159	(703)	472
Other income (expense)	16	(1)	16	(37)
Total other income (expense)	(322)	158	(687)	435
Income before provision for income taxes	14,084	8,142	46,822	32,016
Provision for income taxes	6,056	3,623	20,133	14,247
Net income	$8,028	$4,519	$26,689	$17,769

Earnings per share:
Basic	$0.48	$0.28	$1.63	$1.13
Diluted	$0.46	$0.27	$1.54	$1.05

Weighted average shares used in calculating earnings per share:
Basic	16,616	15,990	16,359	15,741
Diluted	17,607	17,027	17,317	16,858

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	December 31, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$16,572	$31,820
Receivables from clients, net	41,848	29,164
Unbilled services, net	22,627	18,187
Income tax receivable	3,637	232
Deferred income taxes	15,290	12,553
Other current assets	6,435	5,799
Total current assets	106,409	97,755
Property and equipment, net	27,742	13,162
Deferred income taxes	5,433	2,154
Deposits and other assets	2,294	1,147
Intangible assets, net	4,238	844
Goodwill	53,328	14,637
Total assets	$199,444	$129,699

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,684	$2,671
Accrued expenses	12,712	4,357
Accrued payroll and related benefits	41,649	32,073
Income tax payable	—	491
Deferred revenues	4,035	4,609
Borrowings	8,000	—
Current portion of notes payable and capital lease obligations	1,282	1,282
Total current liabilities	70,362	45,483
Non-current liabilities:
Deferred compensation and other liabilities	1,169	274
Notes payable and capital lease obligations, net of current portion	1,000	2,127
Deferred lease incentives	10,333	6,283
Total non-current liabilities	12,502	8,684
Commitments and contingencies	—	—
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 18,470,623 and 17,397,312 shares issued at December 31, 2006 and 2005, respectively	178	174
Treasury stock, at cost, 398,783 and 148,933 shares at December 31, 2006 and 2005, respectively	(9,396)	(3,061)
Additional paid-in capital	79,598	58,908
Retained earnings	46,200	19,511
Total stockholders’ equity	116,580	75,532
Total liabilities and stockholders equity	$199,444	$129,699

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Segment Operating Results (in thousands):	2006	2005	2006	2005
Revenues and reimbursable expenses:
Financial Consulting	$37,269	$30,476	$138,543	$118,178
Operational Consulting	46,169	25,151	150,045	89,035
Total revenues	83,438	55,627	288,588	207,213
Total reimbursable expenses	13,279	4,848	33,330	18,749
Total revenues and reimbursable expenses	$96,717	$60,475	$321,918	$225,962

Operating income:
Financial Consulting	$17,700	$10,832	$58,016	$46,676
Operational Consulting	14,577	9,181	51,985	31,680
Total segment operating income	$32,277	$20,013	$110,001	$78,356

Other Operating Data:
Number of revenue-generating professionals (at period end) (1):
Financial Consulting - Billable Consultants	344	306
Operational Consulting - Billable Consultants	450	326
Operational Consulting - Other Professionals	48	—
Total	842	632
Average number of revenue-generating professionals (for the period) (1):
Financial Consulting - Billable Consultants	337	306	316	286
Operational Consulting - Billable Consultants	440	326	382	278
Operational Consulting - Other Professionals	49	—	18	—
Total	826	632	716	564
Billable consultant utilization rate (2):
Financial Consulting	83.2%	81.4%	80.5%	79.9%
Operational Consulting	73.9%	73.8%	75.6%	73.1%
Total	77.9%	77.4%	77.8%	76.5%
Average billing rate per hour (3):
Financial Consulting	$282	$270	$282	$275
Operational Consulting	$242	$226	$240	$222
Total	$261	$249	$260	$249

(1)
Revenue-generating professionals consist of our billable consultants and other professionals. Billable consultants generate revenues primarily based on number of hours worked while our other professionals generate revenues based on number of hours worked and units produced, such as pages reviewed and data processed. Revenue-generating professionals exclude interns and independent contractors.

(2)
We calculate the utilization rate for our billable consultants by dividing the number of hours all our billable consultants worked on client assignments during a period by the total available working hours for all of our billable consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(3)
For engagements where revenues are based on number of hours worked by our billable consultants, average billing rate per hour is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.

HURON CONSULTING GROUP INC.
RECONCILIATION OF OPERATING INCOME TO ADJUSTED EARNINGS BEFORE INTEREST,
TAXES, DEPRECIATION AND AMORTIZATION (4)
(in thousands)

	Three months ended December 31,		Twelve months ended December 31,
	2006	2005	2006	2005
Revenues	$83,438	$55,627	$288,588	$207,213

Operating income	$14,406	$7,984	$47,509	$31,581
Add back:
Depreciation and amortization	3,227	1,668	11,408	6,596
Earnings before interest, taxes, depreciation and amortization (EBITDA) (4)	17,633	9,652	58,917	38,177
Add back:
Share-based compensation	2,616	1,950	9,839	6,943
Secondary offering costs	—	90	567	474
Total adjusted items	2,616	2,040	10,406	7,417
Adjusted EBITDA (4)	$20,249	$11,692	$69,323	$45,594
Adjusted EBITDA as a percentage of revenues	24.3%	21.0%	24.0%	22.0%

RECONCILIATION OF NET INCOME TO NET INCOME BEFORE SECONDARY OFFERING COSTS
AND ADJUSTED NET INCOME (4)
(in thousands)

	Three months ended December 31,		Twelve months ended December 31,
	2006	2005	2006	2005
Net income	$8,028	$4,519	$26,689	$17,769
Diluted earnings per share	$0.46	$0.27	$1.54	$1.05

Add back secondary offering costs, net of tax	—	90	567	474
Net income before secondary offer costs (4)	$8,028	$4,609	$27,256	18,243
Diluted earnings per share before secondary offering costs (4)	$0.46	$0.27	$1.57	$1.08
Add back other adjustments:
Write-off of intangible asset (5)	—	—	—	557
Amortization of intangible assets	1,030	386	4,547	1,674
Share-based compensation	2,616	1,950	9,839	6,943
Tax effect	(1,491)	(985)	(5,884)	(3,789)
Total adjustments, net of tax	2,155	1,351	8,502	5,385
Adjusted net income (4)	$10,183	$5,960	$35,758	$23,628
Adjusted diluted earnings per share (4)	$0.58	$0.35	$2.06	$1.40

(4)
In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, net income before secondary offering costs, and adjusted net income, which are non-GAAP measures. Management believes that the use of such measures, as supplements to operating income, net income and other GAAP measures, are useful indicators of the Company’s financial performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Additionally, these measures exclude certain items to provide better comparability from period to period. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

(5)	During the third quarter of 2005, one of the Company’s clients filed for bankruptcy. The client filed an application with the Bankruptcy Court to authorize the retention of the Company during the bankruptcy process. The Bankruptcy Court approved the Company’s retention. In connection with the retention, the Company wrote-off an intangible asset and recorded a charge of $0.6 million.